THE SOMERSET GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

                                                                Three Months            Nine Months
                                                          Ended September 30,    Ended September 30,

                                                              1995       1994        1995       1994
Cash flows from operating activities:
  Net income                                              $527,000   $839,000  $2,888,000 $1,911,000
  Add (deduct) items not affecting cash:
    Minority interest in loss of subsidiary                    ---    (23,000)        ---    (70,000)
    Depreciation and amortization                            4,000    160,000     250,000    516,000
    Deferred income taxes                                  732,000    533,000   1,119,000  1,134,000
    Gain on sale of assets                                     ---        ---  (1,293,000)       ---
    Equity in earnings of First Indiana Corporation       (961,000)  (724,000) (3,008,000)(1,901,000)
    Dividends received from First Indiana Corporation      211,000    202,000     634,000    585,000
    Unrealized gains on investments                         34,000        ---      34,000        ---
    Other                                                    7,000     18,000       7,000     (4,000)
    Changes in operating assets and liabilities:
      Trade accounts, notes, and other receivables       1,995,000   (373,000)  4,438,000 (1,665,000)
      Contracts in progress, unbilled and inventories      451,000   (744,000)  2,159,000 (1,860,000)
      Prepaid expenses                                      15,000     20,000      99,000     15,000
      Accounts payable and accrued expenses             (1,433,000)   644,000  (2,203,000)   828,000
      Accrued income taxes payable                        (737,000)       ---    (226,000)       ---
                                                         ---------  ---------   ---------  ---------
Cash provided (used) by operating activities               845,000    552,000   4,898,000   (511,000)

Cash flows from investing activities:
   Proceeds from sale of assets                                ---        ---   5,144,000      3,000
   Increase in investment in First Indiana Corporation         ---        ---               (573,000)
   Purchase of property, plant and equipment                   ---   (219,000)    (44,000)(1,015,000)
   Decrease (increase) in other assets                       1,000      6,000      94,000   (187,000)
   Decrease (increase) in long term notes receivable         8,000        ---    (300,000)       ---
   Increase in short term investments                   (3,633,000)       ---  (7,042,000)       ---
                                                         ---------  ---------   ---------  ---------
Net cash provided (used) by investing activities        (3,624,000)  (213,000) (2,148,000)(1,772,000)

Cash flows from financing activities:
   Proceeds from minority interest investment in subsidi                                     525,000
   Proceeds from (repayment of) long term debt                         (6,000) (3,000,000)    66,000
   Reissue of treasury stock                                32,000     43,000     247,000    167,000
   Purchase of treasury stock                             (350,000)   (89,000)   (417,000)   (89,000)
   Cash dividends paid                                    (163,000)  (164,000)   (327,000)  (164,000)
                                                         ---------  ---------   ---------  ---------
Net cash provided (used ) by financing activities         (481,000)  (216,000) (3,497,000)   505,000
                                                         ---------  ---------   ---------  ---------
Increase (decrease) in cash and cash equivalents        (3,260,000)   123,000    (747,000)(1,778,000)

Cash and cash equivalents at beginning of period         4,519,000    558,000   2,006,000  2,459,000
                                                         ---------  ---------   ---------  ---------
Cash and cash equivalents at end of period              $1,259,000   $681,000  $1,259,000   $681,000
                                                         =========  =========   =========  =========
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See accompanying Notes to Consolidated Financial Statements.


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